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                                                                    Exhibit 22.1

                         Subsidiaries of the Registrant
                         ------------------------------

Name of Subsidiary                                             Jurisdiction of
------------------                                             ---------------
                                                                Incorporation
                                                                -------------

1. GZA GeoEnvironmental, Inc.                                   Massachusetts

2. GZA Remediation, Inc.                                        Massachusetts

3. GZA Securities Corporation                                   Massachusetts

4. GZA Drilling, Inc. (a wholly owned                           Massachusetts
   subsidiary of GZA GeoEnvironmental, Inc.)

5. Delta Geotechnical Services, Inc., (a wholly owned           Massachusetts
   subsidiary of GZA Drilling, Inc.)

6. Grover Enterprises, Inc. (a wholly owned subsidiary          Massachusetts
   of GZA Remediation, Inc.)

7. GZA Texas, Inc. (a wholly owned subsidiary of GZA            Massachusetts
   GeoEnvironmental, Inc.)